For Immediate Release
Pricester Plans Private Placement
Board of Directors Approves Program to Raise $1,000,000

Hollywood, FL [Jan. 28, 2008] - Pricester.com, Inc. (PRCC), an Internet marketing and technology company, announced an agreement with a private investment group to actively assist Pricester with its financial growth.

Pricester's President and CEO Edward C. Dillon commented, "Our agreement with this group will broaden our scope and strengthen our financial resources as we expand our operations. Added financing will enable us to more rapidly execute planned initiatives".

Raymond Purdon, Pricester's Chairman, said, "Fresh capital is one of the key components that will promote the company's growth and value to shareholders".

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions favorably; the schedule and sell-through for websites; consumer demand for websites; timing of introduction of new competitive ecommerce systems, pricing changes and timing by key hardware and software vendors, and adequacy of supplies of new software.

In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

CONTACTS:
          Investor Relations
          Pricester.com
          Ed Dillon, President & CEO
          (954) 272-1200
          edillon@pricester.com


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